Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)*

     In connection with the Annual Report of Hines Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), on Form 10-K for the year ending December 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Sherri W. Schugart, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Sherri W. Schugart
Sherri W. Schugart,
Chief Financial Officer of
Hines Real Estate Investment Trust, Inc.

March 30, 2005

*A signed original of this written statement required by Section 906 has been provided to Hines Real Estate Investment Trust, Inc. (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.